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                                                                    Exhibit 3.71

[LOGO]    STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
          OFFICE OF THE SECRETARY OF STATE

          MATTHEW A. BROWN
          SECRETARY OF STATE


                               DATE: JULY 23, 2004


                           P.J.C. OF WEST WARWICK, INC.
                                    (3 PAGES)


                A TRUE COPY WITNESSED UNDER THE SEAL OF THE STATE
                   OF RHODE ISLAND AND PROVIDENCE PLANTATIONS


                                                         /s/ MATTHEW A. BROWN
                                                          SECRETARY OF STATE

                                                         BY /s/ [ILLEGIBLE]
                                                           ---------------------

[SEAL]

                                     [SEAL]

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FILING FEE: $150.00                                            ID NUMBER: 117072

[LOGO]         STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS           [SEAL]
                        Office of the Secretary of State
                              Corporations Division
                              100 North Main Street
                       Providence, Rhode Island 02903-1335

                              BUSINESS CORPORATION

                                   ----------

                            ARTICLES OF INCORPORATION
                       (TO BE FILED IN DUPLICATE ORIGINAL)

The undersigned acting as incorporator(s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

1.   The name of the corporation is P.J.C. OF WEST WARWICK, INC.
(This is a close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended.) (Strike if inapplicable.)

2.   The period of its duration is (if perpetual, so state) PERPETUAL

3. The specific purpose or purposes for which the corporation is organized are:
     TO PURCHASE, CONVEY, DEVELOP, ENCUMBER OR OTHERWISE USE REAL AND PERSONAL PROPERTY; AND FOR ANY PURPOSE AS IS PERMITTED BY RIGL SECTION 7-1.1-1 ET SEQ.

4. The aggregate number of shares which the corporation shall have authority to issue is:

     (a) IF ONLY ONE CLASS: Total number of shares 1,000 (If the authorized shares are to consist of one class only state the par value of such shares or a statement that all of such shares are to be without par value.):

     THE SHARES ARE TO BE OF NO PAR VALUE.
                                       OR
          (b) IF MORE THAN ONE CLASS: Total number of shares ________ (State (A) the number of shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of Chapter 7-1.1 of the General Laws, 1956, as amended, in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.):

5. Provisions, if any, dealing with the preemptive right of shareholders pursuant to Section 7-1.1-24 of the General Laws, 1956, as amended:

                                                                    [SEAL]
                                                                 FEB 27 2001
                                                              BY /s/ [ILLEGIBLE]

Form No. 100
Revised: 01/99

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6.   Provisions, if any, for the regulation of the internal affairs of the corporation:

7. The address of the initial registered office of the corporation is 50 SERVICE AVENUE
           (Street Address, NOT P.O. Box)
WARWICK, RI 02886 and the name of its initial registered agent
(City/Town) (zip code)
at such address is PETER E. SCHMITZ
                   (Name of Agent)

8. The number of directors constituting the initial board of directors of the corporation is three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are: (If this is a close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended, and there shall be no board of directors, state the titles of the initial officers of the corporation and the names and addresses of the persons who are to serve as officers until the first annual meeting of shareholders or until their successors be elected and qualify.)

  TITLE        NAME                               ADDRESS
  -----        ----                               -------
DIRECTOR       MICHEL COUTU          50 SERVICE AVENUE, WARWICK, RL 02886
DIRECTOR       RANDY A. WYROFSKY     50 SERVICE AVENUE, WARWICK, RL 02886
DIRECTOR       PETER E. SCHMITZ      50 SERVICE AVENUE, WARWICK, RL 02886

9.   The name and address of each incorporator is:

        NAME                                      ADDRESS
        ----                                      -------
WILLIAM J. O'BRIEN, JR.     541A MAIN AVENUE, WARWICK, RI 02886


10.  Date when corporate existence is to begin FEBRUARY 27,2001
(not prior to, nor more than 30 days after, the filing of these articles of incorporation)


Date: FEBRUARY 27,2001                               /s/ William J. O'Brien, Jr.
      ----------------------               -------------------------------------

                                               Signature of each Incorporator


STATE OF RHODE ISLAND
COUNTY OF KENT

     IN WARWICK, on this 27TH day of FEBRUARY, 2001, personally appeared before me WILLIAM J. O'BRIEN, JR. each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.


                                       /s/ Patricia S. Rose
                                       -----------------------------------------
                                       Notary Public
                                       My Commission Expires: 6/20/01

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                             P.J.C. REALTY CO., INC.
                                50 SERVICE AVENUE
                           WARWICK, RHODE 1SLAND 02886

                               Tel. (401) 825 3921
                               Fax  (401) 825 3996

February 27, 2001                                                         [SEAL]

                                                              RECEIVED
                                                         SECRETARY OF STATE
                                                      CORPORATIONS [ILLEGIBLE]
                                                          FEB 27 200 PH '01

Office of the Secretary of State
Corporations Division
100 North Main Street
Providence, RI 02903-1335

Re:  P.J.C. of West Warwick, Inc.: Permission to Use Corporate Name

To Whom It May Concern:

As the duly authorized Vice President of P.J.C. Realty Co., Inc., a Delaware corporation qualified to do business in the State of Rhode Island and for and on behalf of P.J.C. Realty Co., Inc., we hereby grant P.J.C. OF WEST WARWICK, INC. the right to use such name as its corporate name and for all other purposes permitted by the law of the State of Rhode Island.


Very truly yours,

P.J.C. REALTY CO., INC.


By: /s/ Randy A. Wyrofsky
    ----------------------
       Randy A. Wyrofsky,
       Vice President

                                                                    [SEAL]
                                                                    FILED
                                                                 FEB-27-2001
                                                              BY /s/ [ILLEGIBLE]
                                                                ----------------